UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

Coherent Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, no par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, Coherent Corp. (the “Company”) and Mary Jane Raymond, the Company’s Chief Financial Officer, Treasurer and principal financial officer (“CFO”), mutually agreed that she would conclude her services as the Company’s CFO as of September 29, 2023 (the “Effective Date”).

On September 13, 2023, the Company and Ms. Raymond entered into a Transition Services and Final Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Raymond will remain employed by the Company in a full-time, non-executive role during the period (the “Transition Period”) beginning on the Effective Date and generally continuing until April 1, 2024 (the “Final Date”), at which time she will automatically separate from service with the Company. During the Transition Period, Ms. Raymond will report to the Company’s Chief Executive Officer (“CEO”) and perform those tasks as may be reasonably requested by the CEO.

The Transition Agreement provides for the following compensation for Ms. Raymond for her services during the Transition Period:

•	During the Transition Period, Ms. Raymond’s annualized rate of base salary will remain the same as her current base salary.

•

For fiscal year 2024, Ms. Raymond will be eligible to earn annual cash incentive compensation under the Company’s BIP and GRIP programs in which she currently participates based on her current target award amounts under those programs. Actual amounts payable will be the minimum of 100% of the target or at the actual payout if above 100%.

•

Ms. Raymond will receive equity awards for fiscal year 2024 under the Company’s long-term incentive compensation program as follows: 16,261 shares will be awarded as time-vesting restricted stock units (“RSUs”) and 13,304 shares will be awarded as the target number for fiscal year 2024-2026 performance share units (“PSUs”), consistent with the fiscal year 2024 award design for other executive officers. She will not receive additional equity compensation awards for services during the Transition Period.

•	Ms. Raymond will continue to be eligible to participate in the employee benefit plans generally available to employees of the Company.

Unless it is mutually agreed to be sooner, Ms. Raymond’s employment with the Company will automatically conclude on the Final Date which will be treated as a “Qualifying Termination” under the Company’s Executive Severance Plan. As a result, she will be eligible to receive benefits under Section 3.01 of the Executive Severance Plan for a “Qualifying Termination” during a “Non-CIC Period” (as those terms are defined in the Executive Severance Plan), except that she will be entitled to salary continuation for three (3) additional months and health coverage costs for four (4) additional months. Receipt of benefits under the Executive Severance Plan are conditioned on Ms. Raymond providing a release of claims and complying with all applicable post-employment covenants. In addition, upon termination, (i) Ms. Raymond’s outstanding RSUs will fully vest, (ii) her PSUs will continue to vest, without proration, as if she had remained employed through June 30, 2026, but subject to actual performance, and (iii) outstanding stock options will remain exercisable for the full option term.

The Transition Agreement provides that Ms. Raymond’s employment may terminate before the Final Date due to her death, disability, voluntary resignation, or involuntary termination by the Company for cause. In any such case, she will only be entitled to receive her earned but unpaid base salary, vested benefits under the Company’s benefit plans, and the value of unreimbursed expenses payable under the Company’s business expense reimbursement policy. The preceding summary of the Transition Agreement is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Transition Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Company will commence a global search for Ms. Raymond’s successor.

On September 13, 2023, the Board of Directors of the Company (the “Board”) appointed Richard Martucci (age 55), the Company’s Senior Vice President, Business Operations, to serve as its interim Chief Financial Officer and Treasurer and principal financial officer (“Interim CFO”), effective as of September 30, 2023 and until a permanent successor is identified.

Pursuant to the terms of Mr. Martucci’s Offer Letter, dated September 13, 2023 and accepted by Mr. Martucci on September 13, 2023, Mr. Martucci will receive, in addition to his current salary, a monthly stipend of $15,000 for his service in his interim role and the CEO will recommend to the Compensation and Human Capital Committee of the Board of Directors that he receive a special one-time retention equity award, to be granted on November 28, 2023, under the Company’s then current Amended and Restated 2018 Omnibus Incentive Plan, consisting of Coherent Corp. restricted stock units with a value of approximately $500,000, which will vest over a two-year period at a rate of 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date (subject to continued full-time employment). The preceding summary of the Offer Letter is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Offer Letter attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Prior to his appointment as Interim CFO, Mr. Martucci served as Senior Vice President, Business Operations from October 2022 to September 2023; as Vice President and Controller, Compound Semiconductors Segment from July 2019 to September 2022; as Vice President and Controller Lasers Solutions Segment From December 2017 to June 2019.

There are no arrangements or understandings between Mr. Martucci and any other persons pursuant to which Mr. Martucci was appointed Interim CFO. Mr. Martucci does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Martucci has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Transition Services and Final Agreement, dated September 13, 2023, by and between Coherent Corp. and Mary Jane Raymond

Exhibit 10.2	Offer Letter with Richard Martucci, dated September 13, 2023

Exhibit 104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: September 14, 2023
	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer